UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 21, 2014. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2014. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following eleven nominees to First Solar’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	68,875,361	1,350,933	13,322,070
Sharon L. Allen	69,435,482	790,812	13,322,070
Richard D. Chapman	69,226,281	1,000,013	13,322,070
George A. Hambro	68,884,542	1,341,752	13,322,070
James A. Hughes	69,128,007	1,098,287	13,322,070
Craig Kennedy	69,407,797	818,497	13,322,070
James F. Nolan	69,087,717	1,138,577	13,322,070
William J. Post	69,405,624	820,670	13,322,070
J. Thomas Presby	69,322,483	903,811	13,322,070
Paul H. Stebbins	66,863,688	3,362,606	13,322,070
Michael Sweeney	69,144,358	1,081,936	13,322,070

Proposal 2: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar’s independent registered public accounting firm for the year ending December 31, 2014:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
82,981,622	495,608	71,134	—

Proposal 3: Advisory vote on executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
68,535,048	1,581,185	110,061	13,322,070

Proposal 4: Stockholder Proposal Regarding Accelerated Vesting of Equity Awards Upon Change-in-Control:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
12,936,666	57,114,984	174,644	13,322,070

Proposal 5: Stockholder Proposal Regarding Majority Voting Standard in Uncontested Director Elections:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
39,807,023	30,328,346	90,925	13,322,070

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 21, 2014	By:	/s/	PAUL KALETA
	Name:		Paul Kaleta
	Title:		Executive Vice President, General Counsel